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Exhibit 99.1

ENERGYSOLUTIONS ANNOUNCES PROPOSED PRIVATE OFFERING OF $300 MILLION OF
SENIOR UNSECURED NOTES AND RELEASE OF FINANCIAL RESULTS

        SALT LAKE CITY, UT—July 28, 2010—EnergySolutions, Inc. (NYSE: ES) announced today that it intends to offer $300 million in aggregate principal amount of senior unsecured notes due 2018. As previously announced, the net proceeds of this offering along with the borrowings under a new senior secured credit facility will be used to refinance all of EnergySolutions' outstanding indebtedness under its existing credit facilities. A portion of the proceeds from the new senior secured credit facility will be held in a restricted cash account to provide for cash-collateralized letters of credit. The refinancing is subject to market and other conditions, and there can be no assurances that these transactions will be consummated.

        EnergySolutions intends to release its second quarter 2010 financial results prior to the pricing of the offering of the senior notes and before the market opens on Thursday, August 5, 2010. The Company will conduct its quarterly conference call at 10:00 a.m. EDT on that day to discuss the financial results. Further information regarding the conference call will be announced at a later date.

        The notes will be the senior unsecured obligations of EnergySolutions and will be guaranteed on a senior basis by substantially all of its domestic subsidiaries. The refinancing is subject to market and other conditions, and there can be no assurances that these transactions will be consummated.

        The senior unsecured notes will be sold in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the "Securities Act") and to non-U.S. persons outside the United States under Regulation S under the Securities Act. The senior notes have not been registered under the Securities Act, and unless so registered, may not be offered or sold in the United States absent registration or an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and other applicable securities laws. This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities that may be offered as part of the refinancing transactions, nor shall there be any sale of such securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

        EnergySolutions offers customers a full range of integrated services and solutions, including nuclear operations, characterization, decommissioning, decontamination, site closure, transportation, nuclear materials management, the safe, secure disposition of nuclear waste, and research and engineering services across the fuel cycle.

Forward Looking Statements

        Statements in this press release contain forward-looking statements relating to the terms of the proposed offering and the expected use of proceeds from the offering. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact. Forward-looking statements are not guarantees of future performance and EnergySolutions' actual results may differ significantly from the results discussed in the forward-looking statements. Factors that may cause future performance or actual results to differ from the expectations expressed or implied herein include, without limitation, the following: changes in general economic conditions, which prevent or delay the proposed offering; volatility in the financial and credit markets; and unforeseen changes in economic, business, competitive, regulatory, technological, strategic or other circumstances that may prevent or delay the transaction. EnergySolutions undertakes no obligation to publicly update any forward-looking statement contained in this release, whether as a result of new information, future developments or otherwise, except as may be required by law.

For more information please contact:
Mark Walker
mwalker@energysolutions.com
(801) 231-9194

or

John Rasmussen
jarasmussen@energysolutions.com
(801) 649-2000

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  Exhibit 99.1
ENERGY SOLUTIONS ANNOUNCES PROPOSED PRIVATE OFFERING OF $300 MILLION OF SENIOR UNSECURED NOTES AND RELEASE OF FINANCIAL RESULTS